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                                                                    EXHIBIT 4.4

                               CERTIFICATE OF AMENDMENT

         Pursuant to Section 26 of the Rights Agreement dated as of September 4, 1992 (the "Rights Agreement") between Candela Corporation (the "Company") and Fleet National Bank, as Rights Agent (the "Rights Agent"), the Company hereby certifies that the Second Amendment to the Rights Agreement, attached as Exhibit 1 hereto, is in compliance with said Section 26.

Dated as of November 9, 2000.

                                           CANDELA CORPORATION



                                           By: /s/ F. Paul Broyer
                                               -------------------------------
                                                  F. Paul Broyer
                                                  Chief Financial Officer